FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): January 26, 2001

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

     250 East Fifth Street, Cincinnati, Ohio 45202
     (Address of principal executive offices)

     Registrant's telephone number, including area code:
     (513) 784-8000

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 6, 7, 8 and 9 are not applicable and are omitted from this Report.

Item 5.     Other Events.

     On January 26, 2001, the Company's subsidiary, Chiquita Brands, Inc., obtained a commitment for a three-year $120 million secured bank credit facility with Foothill Capital Corporation and Ableco Finance LLC. Chiquita Brands, Inc. owns substantially all the business operations of the Company. The new facility, which will consist of a term loan of up to $75 million and a revolving credit facility of $45 million, will be in lieu of the facility previously announced on January 16, 2001. The new facility will be used to repay $50 million of maturing subsidiary debt, with the balance available for seasonal working capital needs and other corporate purposes. As a condition to consummation of the facility, the Company has transferred to Chiquita Brands, Inc. its North American banana sales operations and the equity of Chiquita Processed Foods, L.L.C., its canned vegetable operation, and the Company has capitalized or subordinated certain intercompany obligations of its subsidiaries. Completion of the facility, which is subject to certain conditions, is expected in February. Obtaining this new facility does not change the Company's intentions with regard to the proposed restructuring of the Company's parent company debt announced on January 16, 2001. (See the Company's Current Report on Form 8-K dated January 16, 2001).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 31, 2001               CHIQUITA BRANDS INTERNATIONAL, INC.

By: /s/William A. Tsacalis
     William A. Tsacalis
     Vice President and Controller